SCHEDULE 14A INFORMATION

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Proxy Statement Pursuant To Section 14(a) Of
the Securities Exchange Act Of 1934

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SWIFT TRANSPORTATION CO., INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SWIFT TRANSPORTATION CO., INC.

2200 South 75th Avenue
Phoenix, Arizona 85043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 22, 2003

To Our Stockholders:

      The 2003 Annual Meeting of Stockholders of Swift Transportation Co., Inc. will be held at our headquarters at 2200 South 75th Avenue, Phoenix, Arizona 85043, on May 22, 2003, beginning at 10:00 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

•	Election of three Class I directors, each for a term of three years;

•	Approval of the adoption of a new Swift Transportation Co., Inc. 2003 Stock Incentive Plan;

•	Consideration and action on a stockholder proposal regarding the separation of the positions of Chairman of the Board and Chief Executive Officer; and

•	Any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is presently aware of no other business to come before the Annual Meeting.

      Each outstanding share of Swift Common Stock entitles the holder of record at the close of business on April 11, 2003, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. We have enclosed a copy of our 2002 Annual Report to Stockholders, which includes certified financial statements, and our Proxy Statement. Management cordially invites you to attend the Annual Meeting.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 9:00 a.m. Complimentary parking is available at our offices. Stockholders holding stock in brokerage accounts (“Street Name” Holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

JERRY MOYES
Chairman of the Board, President and
Chief Executive Officer

Phoenix, Arizona
April 18, 2003

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the internet or by signing, dating and returning the enclosed proxy card will save the company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your Proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable at your option. Your vote is important, so please act today!

SWIFT TRANSPORTATION CO., INC.

2200 South 75th Avenue
Phoenix, Arizona 85043

PROXY STATEMENT

       This Proxy Statement contains information related to the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of Swift Transportation Co., Inc. (“Swift” or the “Company”) to be held on May 22, 2003, at 10:00 a.m. local time, at our headquarters located at 2200 South 75th Avenue, Phoenix, Arizona 85043, or at such other time and place to which the Annual Meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SWIFT. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 23, 2003.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

      At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders. In addition, management will report on the performance of Swift during fiscal 2002 and respond to questions from stockholders.

Who is Entitled to Vote?

      Only stockholders of record at the close of business on April 11, 2003 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can Attend the Annual Meeting?

      All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Registration and seating will begin at 9:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

What Constitutes a Quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting Swift to conduct its business at the Annual Meeting. As of the Record Date, 82,964,959 shares of Common Stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How Do I Vote?

      You can vote on matters to come before the Annual Meeting in two ways:

      1.     You can attend the Annual Meeting and cast your vote in person; or

      2.     You can vote by telephone, via the Internet, or by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendation of the Board of Directors. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please do not return the enclosed proxy card if you are voting by telephone or over the Internet. For further instructions on voting by telephone or via the Internet, please see the enclosed proxy card.

What if I Vote and Then Change my Mind?

      You may revoke your proxy at any time before it is exercised by:

•	sending written notice of revocation to the Secretary of Swift at P.O. Box 29243, Phoenix, Arizona, 85038-9243; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the Annual Meeting and casting your vote in person.

      Your last vote will be the vote that is counted.

What are the Board’s Recommendations?

      The Board recommends that you vote FOR election of the nominated slate of directors (see page 3), FOR approval of the adoption of the Swift Transportation Co., Inc. 2003 Stock Incentive Plan (see page 17) and AGAINST approval of the stockholder proposal to separate the positions of Chairman of the Board and Chief Executive Officer (see page 20). Unless you give other instructions by telephone, via the Internet or on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the Board’s recommendation. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What Vote is Required to Approve Each Item?

      Election of Directors. The three nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A broker “non-vote” (DISCUSSED BELOW) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

      Adoption of 2003 Stock Incentive Plan; Stockholder Proposal. Approval of the adoption of the Swift Transportation Co., Inc. 2003 Stock Incentive Plan and the stockholder proposal to separate the positions of Chairman of the Board and Chief Executive Officer require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matters; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present. A properly executed proxy marked “ABSTAIN” or a broker “non-vote” (DISCUSSED BELOW) will not be counted as votes cast or as votes entitled to be cast on the matters and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

      Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may elect not to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum.

Who Will Bear the Costs of This Proxy Solicitation?

      We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone, telegraph or via the Internet.

INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS

      THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION.

What is the Makeup of the Board of Directors?

      The Board presently consists of seven members. The directors are divided into three classes, with each class serving for a three-year period. The stockholders elect approximately one-third of the Board of Directors each year. There are currently two Class I directors, three Class II directors, and two Class III directors. After the election at the Annual Meeting, the Board will consist of eight members, with three Class I directors.

Are There any Directors who are not Standing for Re-Election?

      Yes. Edward A. Labry, III and Rodney K. Sartor are not standing for re-election.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

FOR TERM EXPIRING AT 2006 ANNUAL MEETING
CLASS I

      The Board of Directors has nominated Earl H. Scudder, Jr., David Goldman and Dale M. Jensen for election to Class I at the Annual Meeting. Each nominee will be elected to serve until the 2006 Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified or his resignation or removal, whichever first occurs.

      Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

      Nominees standing for election are:

Earl H. Scudder, Jr., 60	Director Since 1993

      Earl H. Scudder, Jr., has served as a Director of Swift since May 1993. Mr. Scudder has been President of Scudder Law Firm, P.C., L.L.O. in Lincoln, Nebraska since February 1990, and has engaged in the private practice of law since 1966. Mr. Scudder is a member of the Nebraska Investment Council, which has oversight of Nebraska State Funds and state employee retirement funds. Mr. Scudder served as a director of Heartland Express, Inc., a publicly traded trucking company, from 1986 until 1996. In addition, Mr. Scudder served as a director of Simon Transportation Services Inc., a publicly traded trucking company providing nationwide, predominantly temperature controlled transportation services for major shippers, from 2000 until 2001. Simon Transportation Services filed for protection under Chapter 11 of the United States Bankruptcy

Code on February 25, 2002. Mr. Scudder has served as a director of Central Freight Lines, Inc. since 1997 and Central Refrigerated Service, Inc. since 2002.

David Goldman, 59

      David Goldman retired as a Senior Partner of Deloitte & Touche LLP in June 2001 after serving 35 years with that Firm. During his career, Mr. Goldman specialized in serving SEC registrants, held the positions of Partner-in-Charge and Senior Technical Partner of the Arizona Audit Practice, and also served in the Firm’s Executive Office (New York), Los Angeles Office and certain other offices. Mr. Goldman, who currently operates a consulting company specializing in financial and investigative matters, was a Member of Council of the American Institute of CPAs and President of the Arizona Society of CPAs, among other executive and board positions.

Dale M. Jensen, 53

      Dale M. Jensen attended the University of Nebraska and majored in business and computer science. Some of his past accomplishments were serving 20 years as Executive Vice President to Information Technology, a company that he co-founded and sold, and serving as the youngest Vice President of The National Bank of Commerce at the age of 23. His industrial knowledge and expertise has been developed through his investments in technology companies, professional sports, entertainment, oil and gas, land development, and restaurant development. He serves on the board of the Arizona Diamondbacks Major League baseball team, Stratford America Corp and was recently elected to the Rock and Roll Hall of Fame Foundation Board of Directors. Dale has served on numerous charitable and civic boards. In addition, his most notable investments include the Phoenix Suns NBA basketball team, the Arizona Diamondbacks Major League baseball team, and Sands Hill Golf Club, which is located in Nebraska and voted Best Modern Golf Course in the World (referring to any golf course built since 1960).

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CONTINUING DIRECTORS
FOR TERM EXPIRING AT 2004 ANNUAL MEETING
CLASS II

      The following Class II directors were elected at our 2001 Annual Meeting for terms ending in 2004:

Jerry Moyes, 59	Director Since 1984

      Jerry Moyes has served as the Chairman of the Board, President and Chief Executive Officer of Swift since 1984. Mr. Moyes joined Swift in 1966 as a Vice President and served in that capacity until 1984. Mr. Moyes was President of the Arizona Motor Transport Association from 1987 to 1988. Mr. Moyes also serves as Chairman of the Board of Simon Transportation Services Inc., a publicly traded trucking company providing nationwide, predominantly temperature controlled transportation services for major shippers. Simon Transportation Services filed for protection under Chapter 11 of the United States Bankruptcy Code on February 25, 2002. Mr. Moyes has served as a director of Central Freight Lines, Inc. since 1997 and Central Refrigerated Service, Inc. since 2002.

Alphonse E. Frei, 64	Director Since 1990

      Alphonse E. Frei has served as a Director of Swift since May 1990. Mr. Frei has served as the Chief Operating Officer of Autom Company, a wholesale and retail distributor of religious products, since May 1999. Mr. Frei served in various capacities, including Chief Financial Officer, with America West Airlines from 1983 to 1994 and served as a director of America West Airlines from 1986 to September 1993. Mr. Frei has served in various executive capacities or as a consultant to a number of business organizations.

Michael S. Starnes, 58	Director Since 2001

      Michael S. Starnes has served as a Director of Swift since June 2001. Since 1978, Mr. Starnes has served as a director and the President and Chief Executive Officer of our subsidiary M.S. Carriers, Inc., a major truckload carrier we acquired through a merger in June 2001. Mr. Starnes also has served as a director of RFS Hotel Investors, Inc. since 1992, Mid-America Apartment Communities since 1996 and Union Planters Corporation since 2001.

CONTINUING DIRECTORS
FOR TERM EXPIRING AT 2005 ANNUAL MEETING
CLASS III

      The following Class III directors were elected at our 2002 Annual Meeting for terms ending in 2005:

William F. Riley III, 56	Director Since 1990

      William F. Riley III has served as the Senior Executive Vice President of Swift since January 2000. Mr. Riley served as Swift’s Chief Financial Officer from March 1990, at which time he was named an Executive Vice President, to August 2002. Mr. Riley also has served as Secretary and as a Director on the Swift Board since March 1990. In addition, Mr. Riley has acted as a Vice President of Swift Leasing Co., Inc. and Cooper Motor Lines since May 1986 and April 1988, respectively. Prior to joining Swift in February 1986, Mr. Riley was employed by Armour Food Co. from 1978 to January 1986, serving in various transportation and distributions assignments, principally as Manager of Business Planning of Armour Food Express, its truckload motor carrier.

Lou A. Edwards, 89	Director Since 1990

      Lou A. Edwards has served as a Director of Swift since May 1990. Mr. Edwards is a retired president of a truck dealership and has over 40 years of experience in the trucking industry. Mr. Edwards also is a member of the board of directors of Simon Transportation Services Inc., a publicly traded trucking company providing nationwide, predominantly temperature controlled transportation services for major shippers. Simon Transportation Services filed for protection under Chapter 11 of the United States Bankruptcy Code on February 25, 2002.

MEETINGS AND COMPENSATION

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

How Often did the Board Meet During Fiscal 2002?

      The Board of Directors held 7 meetings during fiscal 2002. Each of Swift’s Directors attended at least 75% of the Board and committee meetings to which the Director was assigned.

What Committees has the Board Established?

      The Board of Directors has standing Compensation, Nominating and Audit Committees. Our Bylaws provide a procedure for you to recommend candidates for director at an annual meeting. For more information, see page 23 under “Stockholder Proposals and Nominations.”

	Compensation	Nominating	Audit
Name	Committee	Committee	Committee

Jerry Moyes	X	X
Alphonse E. Frei	X	X	X
Lou A. Edwards	X	X	X
Earl H. Scudder, Jr.	X
Edward A. Labry, III			X

Compensation Committee	2 Meetings in Fiscal Year 2002

      The Compensation Committee reviews and recommends compensation of executive officers and administers Swift’s stock option plans.

Nominating Committee	Formed in 2003

      The Nominating Committee reviews candidates for service on the Board of Directors.

Audit Committee	5 Meetings in Fiscal Year 2002

      The audit committee makes recommendations regarding the selection of Swift’s independent auditors and receives and accepts the independent auditor’s report. In addition, the audit committee oversees the audit and non-audit activities of the independent accountants. The audit committee meets with the independent auditors to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations have been received. In addition, the audit committee may be called upon to review certain proposals for major transactions.

      Our Audit Committee adopted a charter on June 7, 2000, which was included as Annex E to the joint proxy statement/ prospectus filed by Swift on May 11, 2001 pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended. Swift’s securities are listed on the Nasdaq National Market and are governed by the listing standards of the National Association of Securities Dealers (the “NASD”). Each member of the audit committee is independent as defined by the NASD’s listing standards.

DIRECTOR COMPENSATION

How are non-employee directors compensated?

      Swift directors who are employees do not receive additional compensation for their service as directors. In 2002, non-employee directors were paid an annual retainer of $20,000 for their service as directors and received $1,500 for attending each board meeting and each committee meeting that was not held on the same date as a board meeting. As Chairman of the Audit Committee, Mr. Goldman will be paid the additional sum of $12,000 per year for such service. Under our Non-Employee Director Stock Option Plan, each non-employee director also receives an option to purchase 5,000 shares of Common Stock every fifth year. These option grants vest and become exercisable over four years beginning on the date of grant, permitting the holder to purchase shares at 85% of their fair market value on the date of grant, which was $11.10 in the case of options granted to Mssrs. Edwards, Frei and Scudder in 2000 and $16.37 in the case of options granted to Mr. Labry in 2001. Unless earlier terminated, forfeited or surrendered pursuant to the plan, each option granted will expire on the sixth anniversary date of the grant. Both employee and non-employee directors are reimbursed for reasonable travel and related expenses incurred in connection with their service on the board and board committees.

Are employees of Swift Transportation paid additional compensation for service as a director?

      No. We do, however, reimburse them for travel and other related expenses.

REPORT OF THE AUDIT COMMITTEE

      THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY SWIFT UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT SWIFT SPECIFICALLY INCORPORATES THIS REPORT.

      The audit committee has reviewed and discussed the audited financial statements for fiscal year 2002 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

      The audit committee has received the written disclosures and the letter from our independent accountants, KPMG LLP, required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. Additionally, the audit committee has discussed with KPMG the issue of its independence as it relates to us.

      Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to Swift’s board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Alphonse E. Frei
Lou A. Edwards
Edward A. Labry, III

EXECUTIVE OFFICERS OF SWIFT

      The table below sets forth, as of March 31, 2003, certain information concerning our executive officers.

Name	Age	Position

Jerry Moyes	59	President and Chief Executive Officer — Swift Transportation Co., Inc.
William F. Riley III	56	Senior Executive Vice President — Swift Transportation Co., Inc.
Gary R. Enzor	40	Chief Financial Officer — Swift Transportation Co., Inc.
Patrick J. Farley	58	Executive Vice President — Swift Transportation Co., Inc.
Kevin H. Jensen	48	Executive Vice President — Swift Transportation Co., Inc.
Rodney K. Sartor	48	Executive Vice President — Swift Transportation Co., Inc.
Michael S. Starnes	58	President and Chief Executive Officer — M.S. Carriers, Inc.
James W. Welch	59	Senior Vice President of Marketing — M.S. Carriers, Inc.

      Except for the employment agreements Swift entered with Mssrs. Starnes and Welch in connection with its merger with M.S. Carriers, Swift does not have fixed term employment contracts with its executive officers. The terms of these employment agreements are summarized below under “Employment Agreements.”

      Gary R. Enzor has served as Chief Financial Officer since joining Swift in August 2002. Prior to Swift, he served as the Vice President & CFO of Honeywell’s Aerospace Electronic Systems business and Honeywell’s Industrial Automation and Controls business. Before Honeywell, Gary spent two years at Dell Computer in key Finance roles and as the General Manager of Dell’s Higher Education business. He spent the first sixteen years of his career with AlliedSignal in increasingly responsible Information Technology roles in Aerospace, and large divisional CFO & business development roles in the Automotive, Truck Brakes and Polymers businesses. Gary also served on the AlliedSignal/ Knorr-Bremse joint venture board and various other international boards. He holds an MBA and a B.S. in Computer Science from Florida Atlantic University.

      Patrick J. Farley became an Executive Vice President of Swift and was named as one of its executive officers in May 1997. Mr. Farley joined Swift in October 1989 and served as Vice President of Western Sales prior to his promotion to Executive Vice President in May 1997.

      Kevin H. Jensen has served as an Executive Vice President of Swift since December 1994, and was named an executive officer of Swift in October 1996. Mr. Jensen joined Swift in December 1986 and served the Company in various capacities, including Director of Operations — Eastern Division and Vice President — Eastern Division, prior to his promotion to Executive Vice President in December 1994.

      Rodney K. Sartor has served as an Executive Vice President since May 1990, and a Director of Swift from May 1990 to September 2002. Mr. Sartor joined Swift in May 1979. He served as Director of Operations from May 1982 until August 1988 and as a Regional Vice President from August 1988 until May 1990.

      James W. Welch has served as the Senior Vice President of Marketing of M.S. Carriers since May 1989. Mr. Welch joined M.S. Carriers as a Vice President of Sales in 1982 and served in that capacity until his promotion to Senior Vice President of Marketing in May 1989.

      For biographical information regarding Mssrs. Moyes, Riley, and Starnes, see “Information Concerning Directors, Nominees and Officers” above.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to Swift during the three fiscal years ended December 31, 2002, of those persons who were, at December 31, 2002, (i) our Chief Executive Officer and (ii) our seven other most highly compensated executive officers (collectively, the “Named Executive Officers”).

					Long-term compensation

		Annual compensation			Awards		Payouts

						Securities
					Restricted	Underlying		All other
Name and				Other Annual	Stock	Options/	LTIP	Compensation
Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Award(s)($)	SARS	Payouts($)	($)(3)

JERRY MOYES	2002	$675,000	$300,000					$6,300
Chairman of the Board of	2001	$400,000	$261,532					$153,845
Directors, President and	2000	$400,000	$261,532					$154,377
Chief Executive Officer

MICHAEL S. STARNES	2002	$325,000	$175,000					$64,176
President and Chief Executive	2001	$162,864	$87,500					$27,938
Officer of M.S. Carriers, Inc. subsidiary(1)

WILLIAM F. RILEY III	2002	$255,769	$212,500					$15,741
Senior Executive	2001	$250,000	$275,000					$14,210
Vice-President	2000	$250,000	$275,000					$14,060

GARY R. ENZOR	2002	$100,481	$360,000					$—
Chief Financial Officer(2)

PATRICK J. FARLEY	2002	$200,000	$150,000					$8,300
Executive Vice President	2001	$200,000	$150,000					$7,000
	2000	$200,000	$150,000					$7,000

KEVIN H. JENSEN	2002	$200,000	$150,000					$8,300
Executive Vice President	2001	$200,000	$150,000					$7,000
	2000	$200,000	$150,000					$7,000

RODNEY K. SARTOR	2002	$200,000	$150,000					$11,334
Executive Vice-President	2001	$200,000	$150,000					$10,025
	2000	$200,000	$150,000					$10,025

JAMES W. WELCH	2002	$200,000	$150,000					$8,300
Senior Vice President of	2001	$100,000	$75,000					$—
Marketing of M.S. Carriers, Inc. subsidiary(1)

(1)	Mr. Starnes and Mr. Welch joined Swift upon the merger with M.S. Carriers, Inc. on June 29, 2001.

(2)	Mr. Enzor joined Swift on August 5, 2002. The bonus amount includes a signing bonus of $250,000.

(3)	“All Other Compensation” for each of the Named Officers includes Swift’s contributions in the amount of $8,300 for 2002 ($6,300 for Mr. Moyes), $7,000 for 2001, and $7,000 for 2000, pursuant to the Swift Transportation Co., Inc. Retirement Plan, a 401(k) profit sharing plan (the “401(k) Plan”), except for Mr. Starnes and Mr. Welch who did not enter the 401(k) Plan until 2002. The balance of compensation included in “All Other Compensation” for Mr. Moyes during each of the identified periods represents Swift payments of premiums under two term life insurance policies with a combined face amount of $20 million for the benefit of Mr. Moyes and his spouse. The aggregate annual premiums paid by Swift under these polices were $0, $146,845 and $147,377 in 2002, 2001 and 2000, respectively. Swift’s purpose in procuring and maintaining these policies is to ensure that, in the event of the Moyes’ deaths, their estate would be able to satisfy estate taxes without having to sell a large block of Swift Common Stock, which might adversely affect the market for the Common Stock. The balance of compensation included in “All Other Compensation” for Mr. Starnes during each of the identified periods represents payments of life insurance policy premiums. The balance of compensation included in “All Other Compensation” for Mssrs. Riley and Sartor during each of the identified periods represents Swift payments of term life and disability insurance premiums on behalf of Mssrs. Riley and Sartor. The amount of such insurance premiums paid on behalf of Mr. Riley during 2002, 2001 and 2000 was $7,441, $7,210, and $7,060, respectively. The amount of such insurance premiums paid on behalf of Mr. Sartor during 2002, 2001 and 2000 was $3,034, $3,025 and $3,025, respectively. Swift does not pay such premiums for Mr. Enzor, Mr. Jensen or Mr. Farley. In addition to the amounts in the Summary Compensation Table above, Swift made contingent deposits of $608,864 in 2002, $608,864 in 2001 and $507,387 in 2000 to an investment account on behalf of Mr. Riley pursuant to a Nonqualified Deferred Compensation Agreement.

OPTIONS/ SAR GRANTS IN LAST FISCAL YEAR

Potential Realizable Value At Assumed
Annual Rates of Stock Price Appreciation
	Individual Grants					For Option Term

		Percent of		Market
	Number of	Total		Price At
	Securities	Options/SARs	Exercise	Dates
	Underlying	Granted To	Or Base	Of
	Option/SARs	Employees In	Price	Grant	Expiration
Name	Granted(#)	Fiscal Year	($/Sh)	($/Sh)	Date	0%($)	5%($)	10%($)

Jerry Moyes	1,000,000(1)	49%	$16.79	$19.75	6/6/2012	$2,960,000	$15,380,000	$34,440,000
Chairman of the Board of Directors, President and Chief Executive Officer
Michael S. Starnes	110,000(2)	5%	$15.10	$17.25	10/16/2012	$236,500	$1,430,000	$3,260,400
President of M.S Carriers, Inc. subsidiary
William F. Riley III	—	—	—	—	—	—	—	—
Senior Executive Vice-President
Gary R. Enzor	100,000(3)	5%	$13.95	$16.41	8/5/2012	$246,000	$1,278,000	$2,861,000
Chief Financial Officer
Patrick J. Farley	—	—	—	—	—	—	—	—
Executive Vice-President
Kevin H. Jensen	—	—	—	—	—	—	—	—
Executive Vice-President
Rodney K. Sartor	—	—	—	—	—	—	—	—
Executive Vice-President
James W. Welch	110,000(4)	5%	$15.10	$17.25	10/16/2012	$236,500	$1,430,000	$3,260,400
Senior Vice President of Marketing of M.S Carriers, Inc. subsidiary

(1)	One-third of options are exercisable on the third anniversary of grant and one-third on each successive year.

(2)	One-half of options are exercisable in June 2003 and one-half on the successive year.

(3)	One-third of 50,000 options are exercisable on the third anniversary of grant and one-third on each successive year. For the remaining 50,000 options, one-fifth are exercisable on the fifth anniversary of grant and one-fifth on each successive year.

(4)	One-fourth of options are exercisable in June 2003 and one-fourth on each successive year.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/ SAR VALUES

      The table below sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 2002, by the Named Executive Officers. Other than Swift’s 401(k) Plan and Mr. Riley’s Deferred Compensation Agreement, Swift does not have a long-term incentive plan or a defined benefit or actuarial plan and has never issued any stock appreciation rights. The number of options and the option exercise price reflect:

•	a 3-for-2 stock split treated as a dividend, effected on November 18, 1993, of one share of Common Stock for every two shares of Common Stock outstanding;

•	a 2-for-1 stock split treated as a dividend of one share of Common Stock for each share outstanding effected on November 18, 1994;

•	a 3-for-2 stock split treated as a dividend, effected on March 12, 1998, of one share of Common Stock for every two shares of Common Stock outstanding; and

•	a 3-for-2 stock split treated as a dividend, effected on April 10, 1999, of one share of Common Stock for every two shares of Common Stock outstanding.

			Number of
	Shares		unexercised Options		Value of unexercised In-the-money
	Acquired on	Value	at fiscal year end(#)		options at fiscal year end($)
	Exercise	realized
Name	(#)(1)	($)(2)	Exercisable	Unexercisable	Exercisable(3)	Unexercisable(3)

Jerry Moyes	—	—	—	1,000,000	—	$3,222,500
Chairman of the Board of Directors, President and Chief Executive Officer(4)
Michael S. Starnes	—	—	193,000	190,000	$1,362,420	$831,220
President of M.S Carriers, Inc. subsidiary(5)
William F. Riley III	—	—	112,500	—	$1,124,875	—
Senior Executive Vice-President(6)
Gary R. Enzor	—	—	—	100,000	—	$606,150
Chief Financial Officer(7)
Patrick J. Farley	—	—	14,400	139,600	$154,046	$1,275,955
Executive Vice President(8)
Kevin H. Jensen	45,000	$813,077	18,000	256,000	$176,580	$2,482,290
Executive Vice President(9)
Rodney K. Sartor	—	—	—	100,000	—	$890,645
Executive Vice President(10)
James W. Welch	—	—	126,000	206,000	$914,556	$889,444
Senior Vice President of Marketing of M.S Carriers, Inc. subsidiary(11)

(1)	Represents shares of Common Stock acquired pursuant to exercise of options under Swift’s 1990 Stock Option Plan. The exercise price for such shares was $3.15 for 27,000 shares and $4.86 for 18,000 shares.

(2)	Based on the $21.86, last reported sale price of Swift Common Stock on March 1, 2002 for 23,500 shares and $21.95, actual sales price on March 1, 2002 for 21,500 shares.

(3)	Based on the $20.01 last reported sales price of Swift Common Stock on December 31, 2002.

(4)	In June 2002 Mr. Moyes was granted options to purchase 1,000,000 shares at $16.79 per share. One-third of the shares underlying such options first became exercisable in June 2005. Thereafter, one-third of the options become exercisable in each successive year. These options will terminate in June 2012.

(5)	Mr. Starnes was granted options in 1993 and 1996 covering 102,000 and 51,000 shares of Swift’s Common Stock, respectively. The exercise price of these options is $12.79 and $10.59, respectively. These options became exercisable on June 29, 2001. In June 2001, Mr. Starnes was granted an additional 120,000 options of Swift’s Common Stock at $16.37 per share. Beginning June 2002, these options begin vesting at a rate of one-third per year. In October 2002, Mr. Starnes was granted 110,000 options of Swift’s Common Stock at $15.10 per share. Beginning June 2003, these options begin vesting at a rate of one-half per year. All of Mr. Starnes’s options terminate on the ten year anniversary of the date of grant.

(6)	In 1997 Mr. Riley was granted options to purchase 112,500 shares at $10.01 per share. One-third of the shares underlying such options first became exercisable in April 2000. Thereafter, one-third of the options become exercisable in each successive year. Mr. Riley exercised these options on February 5, 2003.

(7)	In August 2002, Mr. Enzor was granted 100,000 options of Swift’s Common Stock at $13.95 per share. Beginning August 2005, 66,666 options begin vesting at a rate of one-third per year. The remaining 33,334 options begin vesting in August, 2007 at a rate of one-fifth per year. These options terminate in August 2012.

(8)	Mr. Farley was granted options in January 1995, December 1995, April 1997, and July 1997 covering 5,625, 3,375, 22,500, and 22,500 shares of Swift’s Common Stock, respectively. The respective exercise prices for such grants were $8.12, $5.62, $10.01, and $11.17. One-fifth of each such option grant becomes exercisable on the fifth anniversary of the grant and one-fifth of each such grant becomes exercisable in each successive year thereafter. In 2000, Mr. Farley was granted options to purchase 100,000 shares at $11.10 per share. Beginning June 2003, 50,000 options begin vesting at a rate of one-third per year. The remaining 50,000 options begin vesting in June 2005 at a rate of one-fifth per year. All of Mr. Farley’s options terminate on the ten year anniversary of the date of grant.

(9)	Mr. Jensen was granted options in 1994, 1997, and 1998 covering 45,000, 90,000, and 75,000 shares of Swift’s Common Stock, respectively. The exercise price for each of Mr. Jensen’s options is $4.87, $10.01 (as to 45,000 shares subject to options granted in 1997) and $10.39 (as to 45,000 shares subject to options granted in 1997), and $10.02, respectively. One-fifth of each such option grant becomes exercisable on the fifth anniversary of the grant and one-fifth of each such grant becomes exercisable in each successive year thereafter. In 2000, Mr. Jensen was granted options to purchase 100,000 shares at $11.10 per share. Beginning June 2003, 50,000 options begin vesting at a rate of one-third per year. The remaining 50,000 options begin vesting in June 2005 at a rate of one-fifth per year. All of Mr. Jensen’s options terminate on the ten year anniversary of the date of grant.

(10)	In 2000, Mr. Sartor was granted options to purchase 100,000 shares at $11.10 per share. Beginning June 2003, 50,000 options begin vesting at a rate of one-third per year. The remaining 50,000 options begin vesting in June 2005 at a rate of one-fifth per year. These options will terminate in June 2010.

(11)	Mr. Welch was granted options in 1994, 1996 and 1997 covering 34,000 shares in each year of Swift’s Common Stock. The exercise price of these options is $12.21, $10.59 and $12.90, respectively. These options became exercisable on June 29, 2001. In June 2001, Mr. Welch was granted an additional 120,000 options of Swift’s Common Stock at $16.37 per share. Beginning June 2002, these options begin vesting at a rate of one-fifth per year. In October 2002, Mr. Welch was granted 110,000 options of Swift’s Common Stock at $15.10 per share. Beginning June 2003, these options begin vesting at a rate of one-fourth per year.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2002

      The following table summarizes, as of December 31, 2002, information about compensation plans under which equity securities of the Company are authorized for issuance:

	Number of securities	Weighted-average	Number of securities
	to be issued	exercise price of	remaining available
	upon exercise of	outstanding	for future issuance
	outstanding options,	options, warrants	under equity
Plan category	warrants and rights	and rights	compensation plans

Equity compensation plans approved by security holders	6,944,487	$12.41	4,165,400
Equity compensation plans not approved by security holders	—	—	—
Total	6,944,487	$12.41	4,165,400

EMPLOYMENT AGREEMENTS

      In connection with our merger with M.S. Carriers, Inc. in June 2001, we entered into employment agreements with Michael S. Starnes and James W. Welch. Swift has a deferred compensation agreement with Mr. Riley, the contribution to which is described in footnote (3) to the Summary Compensation Table.

      Under Mr. Starnes’ employment agreement, he will serve as the top executive officer of our M.S. Carriers subsidiary for a period commencing on June 29, 2001 and ending on June 29, 2004. During his employment term, Mr. Starnes will be paid an annual base salary of $325,000 and will receive a minimum annual bonus of $175,000. Pursuant to Mr. Starnes’ employment agreement, Swift will pay premiums under a split dollar life insurance policy until April 7, 2011, when Mr. Starnes attains the age of 65. A trust established by Mr. Starnes owns this policy and his beneficiary will be entitled to the benefits, after repaying the premiums advanced. Mr. Starnes’ employment agreement also provides that he will be entitled to participate in employee benefit plans of Swift that generally apply to comparable employees of Swift.

      The employment agreement for Mr. Welch provides for a five-year term, commencing June 29, 2001, an annual base salary of $200,000, and a minimum annual bonus of $150,000. Until termination of employment, Swift will keep in force existing split dollar life insurance policies on the life of Mr. Welch and provide him with an additional $1 million term life insurance policy. In addition, Mr. Welch is entitled to participate in employee benefit plans of Swift that generally apply to comparable employees of Swift.

      In the event that Swift sells all or substantially all of its assets, or merges with or into another corporation, stock options outstanding are required to be assumed or equivalent options are required to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless Swift’s Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the option holder shall have the right to exercise his or her option, including shares as to which such option would not otherwise be exercisable. If the Board makes options fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify the option holder that the option is fully exercisable for a period of thirty (30) days from the date of such notice (but not later than the expiration of the term of the option) and the option will terminate upon the expiration of such period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY SWIFT UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT SWIFT SPECIFICALLY INCORPORATES THIS REPORT.

      The Compensation Committee has furnished the following report on executive compensation for fiscal 2002.

      Swift’s General Philosophy On Executive Compensation. Swift’s compensation program for executive officers consists of three key elements:

•	a base salary;

•	a performance-based annual bonus; and

•	long-term incentives in the form of stock option grants.

      Certain executives also participate in various other benefit plans, including medical plans and a 401(k) plan, which are generally available to all employees of Swift Transportation.

      The compensation committee believes that this three-part approach best serves the interests of Swift and its stockholders. As described more fully below, each element of Swift’s executive compensation program has a somewhat different purpose.

      The three-part approach enables Swift to meet the requirements of the competitive environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of the stockholders. Under this approach, compensation for these officers was ultimately based upon:

•	the compensation committee’s assessment of the executive officers’ performance;

•	the continuing demand for superior executive talent;

•	Swift’s overall performance both individually as a company and as compared to its peers; and

•	Swift’s future objectives and challenges.

      Swift’s philosophy is to pay base salaries to executives that reward these executives for ongoing performance throughout the year and that enable Swift to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward executives for performance and is based primarily on Swift’s financial results. The compensation committee’s discretion in determining the annual bonus of Michael Starnes and James Welch is somewhat limited in that the employment agreements Swift has entered into with these executives provide for minimum annual bonuses. Stock option grants give executives an opportunity to obtain equity in Swift and, because options result in minimal or no rewards if Swift’s stock price does not appreciate but provide substantial rewards to executives if Swift’s stock price appreciates, also provide an incentive for outstanding performance in the long term. The compensation committee believes that this mix of short- and long-term compensation components provides a balanced approach that enables Swift to attract and retain experienced executives, rewards such executives for their individual and collective contribution to the profitability of Swift, and ensures that the incentives of Swift’s executives are aligned with the best interests of its stockholders.

      The compensation committee’s recommendations concerning the specific fiscal 2002 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer’s level of responsibility, performance, current salary and prior-year bonus and other compensation awards. As noted below, the compensation committee’s specific decisions involving fiscal 2002 executive officer compensation were ultimately based upon the committee’s judgment regarding the individual executive officer’s performance, potential future contributions, and whether each payment or award would provide an appropriate reward and incentive for such officer to sustain and enhance Swift’s long-term performance. A more detailed breakdown of the compensation committee’s decisions with respect to each of the three key elements of Swift’s executive compensation program follows.

      Base Salary. In setting base salaries of senior management for 2002, including the salary of Jerry Moyes, Swift’s Chief Executive Officer, the compensation committee reviewed and considered:

•	compensation information disclosed by similar publicly held truckload motor carriers (all of which carriers are included in the Nasdaq Trucking and Transportation Stocks Index);

•	the financial performance of Swift, as well as the role and contribution of the particular executive with respect to such performance; and

•	nonfinancial performance related to the individual executive’s contributions.

      The compensation committee believes that the annual salaries of Swift’s Chief Executive Officer, Senior Executive Vice President and its Executive Vice Presidents are at or slightly below median level salaries of executives performing in similar positions at other publicly held truckload motor carriers of comparable size. However, the committee believes that, when the base salary and annual bonus for Swift’s executives are aggregated, its compensation package is competitive with those provided to similarly situated executives in the truckload motor carrier industry. The committee has taken particular note of management’s success in growing Swift in terms of revenue.

      Annual Bonuses. The compensation committee annually considers the award of bonus compensation to executive officers as additional compensation based upon individual and Company financial performance. Company financial performance is measured by review of a variety of factors, including earnings per share, operating ratios, revenue growth, and size and performance relative to similarly situated trucking industry competitors. The compensation committee evaluates individual performance based upon contribution to financial performance goals and review of other qualitative and quantitative factors. Accordingly, in years in which Swift’s performance goals are exceeded, bonus compensation will tend to be higher. The compensation committee believes that this policy properly motivates the executive officers to perform to the greatest extent of their abilities to generate the highest attainable profits for Swift and to achieve increased stockholder value. As noted above, the employment agreements Swift entered into with Michael Starnes and James Welch in connection with the M.S. Carriers merger provide for minimum annual bonuses.

      Stock Options. Swift believes that it is important for executives to have an equity stake in Swift in order to encourage them to focus on long-term prospects. Toward this end, Swift makes option grants to its executive officers from time to time pursuant to the Plan. In making option grants to Swift’s executive officers, the compensation committee evaluates the individual officer’s past and expected future contributions to Swift’s achievement of its long-term performance goals.

      Compensation of Swift’s Chief Executive Officer. The three members of the compensation committee other than Mr. Moyes evaluate the Chief Executive Officer’s performance and make recommendations regarding the level of his compensation to the board of directors. Due primarily to his significant contributions to Swift and the Company’s dependence on his services, Mr. Moyes’ base salary is set significantly above the base salaries for the other executive officers. The committee believes that Mr. Moyes’ total compensation is appropriate compared to the total compensation paid to CEOs of comparable publicly held truckload motor carriers, especially in light of Swift’s operating results and the increase in stockholder value over time.

Jerry Moyes
Lou A. Edwards
Alphonse E. Frei
Earl H. Scudder, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Board of Directors consists of Jerry Moyes, Alphonse E. Frei, Lou A. Edwards and Earl H. Scudder, Jr. Mr. Moyes also serves as the President and Chief Executive Officer of Swift.

      Interstate Equipment Leasing, Inc. (“IEL”), a corporation wholly-owned by Jerry Moyes, leases tractors to some of Swift’s owner operators. In connection with this program, during 2002 Swift acquired new tractors and sold them to IEL for $35.7 million and recognized fee income of $1.3 million. During 2002, Swift also sold used revenue equipment to IEL totaling $1.1 million and recognized a gain of $83,000. At December 31, 2002, nothing was owed to Swift for this equipment.

      In addition, IEL operates as a fleet operator for Swift. During 2002, Swift paid $23.4 million to IEL for purchased transportation services. At December 31, 2002, Swift owed $131,000 for these transportation services. Also, Swift was paid $4.2 million by IEL and paid $116,000 to IEL for various services, including training. At December 31, 2002, $592,000 was owed to Swift and Swift owed nothing for these services.

      Swift Aviation Services, Inc., a corporation wholly-owned by Jerry Moyes, provides air transportation services to Swift. Such services totaled $764,000 for the year ended December 31, 2002. At December 31, 2002, $48,000 was owed to Swift Aviation for air transportation services.

      Jerry Moyes acquired a significant ownership interest in Central Freight Lines, Inc. during 1997. Swift provides transportation and other services to Central Freight Lines and other entities owned by Mr. Moyes and recognized $20.8 million in operating revenue therefrom in 2002. At December 31, 2002, $2.9 million was owed to Swift for these services. In addition, Swift paid $417,000 to Central Freight Lines for facilities rental during the year ended December 31, 2002.

      Swift provides transportation, repair and other services to Simon Transportation Services, Inc., which is majority owned by Jerry Moyes. Swift recognized $380,000 in revenues from these services in 2002. At December 31, 2002, nothing was owed to Swift for these services.

      During 2002, Swift incurred fees for legal services to Scudder Law Firm in the amount of approximately $123,000. Mr. Earl Scudder, a director of Swift, is a member of Scudder Law Firm.

      All of the foregoing arrangements were approved by the independent members of the Board of Directors.

STOCK PRICE PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG

SWIFT TRANSPORTATION CORPORATION, THE NASDAQ STOCK INDEX
AND THE NASDAQ TRUCKING AND TRANSPORTATION STOCKS INDEX

      The graph below compares cumulative total return of the Company, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Trucking and Transportation Stocks Index from December 31, 1997 to December 31, 2002. The graph assumes that $100 was invested on December 31, 1997, and any dividends were reinvested.

	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02

Swift Transportation	100	129.877	122.489	137.695	149.489	139.065
NASDQ Stock Market (US)	100	140.990	261.484	157.767	125.163	86.533
Trucking & Transportation Index	100	90.356	86.114	78.272	92.557	94.297

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except Mr. Steven Attwood, Corporate Controller, did not timely file a Form 3 and Mr. Frei did not timely report two stock transactions. All transactions were reported on subsequent filings.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

      The following table sets forth, as of March 31, 2003, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and Named Executive Officer of Swift and by all directors and executive officers of Swift as a group.

	Shares Beneficially
Name and Address of Beneficial Owner(1)	Owned		Percent Owned

Jerry Moyes	19,125,067	(2)	23.03%
Ronald G. Moyes	9,018,353	(2)	10.86%
Michael S. Starnes	4,250,241	(3)	5.11%
William F. Riley III	418,854	(4)	*
Lou A. Edwards	299,625		*
Alphonse E. Frei	6,875	(5)	*
Earl H. Scudder, Jr.	24,950	(6)	*
Edward A. Labry, III	20,700	(7)	*
Gary R. Enzor	6,000		*
Patrick J. Farley	24,938	(8)	*
Kevin H. Jensen	62,378	(9)	*
Rodney K. Sartor	15,086		*
James W. Welch	127,588	(10)	*
FMR Corporation	4,120,716		4.96%
Taunus Corporation	2,023,053		2.44%
All Directors and Named Officers as a group (12 persons)	24,382,302		29.23%

*	Represents less than 1% of the Company’s outstanding Common Stock.

(1)	The address of each officer, director and Ronald G. Moyes is 2200 South 75th Avenue, Phoenix, Arizona 85043. The address of FMR Corporation is 82 Devonshire Street, Boston, Massachusetts 02109. The address for the Taunus Corporation is 31 West 52nd Street, New York, New York. Information with respect to FMR Corporation and the Taunus Corporation is based upon statements on Schedule 13Gs filed by such entities with the Securities and Exchange Commission.

(2)	The shares beneficially owned by Jerry Moyes are held by him, as follows: (i) 18,598,817 shares are held as a co-trustee of the Jerry and Vickie Moyes Family Trust, (ii) 33,750 shares are held by VJM Investments, LLC, a limited liability company in which Mr. Moyes has controlling interest, and (iii) 492,500 shares are held by SME Industries, Inc. of which Jerry Moyes is the majority shareholder. The shares shown for Jerry Moyes do not include the 9,018,353 shares held by (i) the Moyes Children’s Limited Partnership, the sole general partner of which is Ronald Moyes, who has sole investment and voting power over the limited partnership and (ii) seven irrevocable trusts for the benefit of six children of Jerry and Vickie Moyes and by an irrevocable trust for the benefit of Jerry and Vickie Moyes and six of their children, the sole trustee of each of which is Ronald Moyes, who has sole investment and voting power over the shares held by the trusts. The Moyes Children’s Limited Partnership has pledged 1,300,000 shares to an unaffiliated third party under a variable prepaid forward contract dated May 8, 2001. The contract has a period of three years. At the expiration of the contract, the partnership must deliver an agreed settlement amount, which may be paid in cash, shares, or a combination of the two. The shares shown for Jerry Moyes also do not include 360,000 shares held by an irrevocable trust for the children of Jerry and Vickie Moyes, the sole trustee of which is Gerald F. Ehrlich, who has sole investment and voting power. Of the shares held by the Jerry and Vickie Moyes Family Trust and the Moyes Children’s Limited Partnership, 18,597,817 and 8,995,832 shares, respectively, have been pledged to secure loans with lending institutions.

(3)	Includes options to purchase 193,000 shares exercisable within 60 days.

(4)	Excludes 2,700 shares held by Mr. Riley’s spouse.

(5)	Includes options to purchase 3,000 shares exercisable within 60 days.

(6)	Includes options to purchase 5,500 shares exercisable within 60 days and excludes 8,700 shares held by Mr. Scudder’s spouse.

(7)	Includes options to purchase 5,400 shares exercisable within 60 days.

(8)	Includes options to purchase 20,025 shares exercisable within 60 days.

(9)	Includes options to purchase 36,000 shares exercisable within 60 days.

(10)	Includes options to purchase 126,000 shares exercisable within 60 days.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

      During 2002, Swift purchased $4.3 million of refrigeration units from Thermo King West, a corporation owned by William F. Riley III.

      Swift believes that the terms of the foregoing transaction were as favorable to Swift as those which would have been available from an independent third party. See “Compensation Committee Interlocks and Insider Participation” above for a description of certain transactions between the Company and members of the Compensation Committee.

ADOPTION OF THE SWIFT TRANSPORTATION CO., INC. 2003 STOCK INCENTIVE PLAN

(PROPOSAL NO. 2)

      The following description of the 2003 Stock Incentive Plan is qualified in its entirety by reference to the Plan itself, a copy of which is attached to this Proxy Statement as Annex A. Copies of the Plan can also be obtained by making a written request to the Company’s Corporate Secretary.

General

      The Board of Directors has adopted a new stock plan entitled the “Swift Transportation Co., Inc. 2003 Stock Incentive Plan” (the “Plan”) for employees, officers, and executives of the Company. The Plan will become effective when the Plan is approved by the affirmative vote of the holders of the majority of Common Stock present, or represented, and entitled to vote thereon at the Annual Meeting (“Effective Date”).

      The Board of Directors believes that the Plan will promote the success, and enhance the value, of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance.

      The Plan provides for the granting of stock options, both incentive stock options and nonqualified stock options, performance shares, and performance-based awards to eligible individuals. The summary of the principal provisions of the Plan is set forth below. The summary is qualified by reference to the full text of the Plan, which is attached as Annex A to this Proxy Statement.

Administration

      The Plan will be administered by a Committee appointed by the Board (the “Committee”). The Committee will include at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Securities and Exchange Act of 1934, and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code, as amended, and the regulations thereunder (the “Code”).

      The Committee will have the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

      Persons eligible to participate in the Plan include all executive officers numbering eight persons, and all employees of the Company and its subsidiaries, numbering approximately 20,000 as of December 31, 2002, as determined by the Committee.

Limitation on Awards and Shares Available

      An aggregate of 5,000,000 shares of Stock is available for grant pursuant to the Plan. The maximum number of shares of Stock that may be subject to one or more awards to a participant pursuant to the Plan during the Company’s fiscal year is 1,000,000. The maximum number of shares of Stock payable in the form of performance-based awards to any one participant for a performance period is 1,000,000 shares. As of April 11, 2003, the record date, the closing price of the Stock on the Nasdaq was $16.79 per share.

Awards

      The Plan provides for the grant of incentive stock options, nonqualified stock options, performance shares, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Plan. See the Summary Compensation Table and Option Grants in Last Fiscal Year, above, for information on prior awards to named executive officers.

      Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Plan. The option exercise price of all stock options granted pursuant to the Plan will not be less than 100% of the fair market value of the Stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee’s death.

      Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent or by tendering previously acquired shares of Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for at least six months prior to tender). The Committee may also allow a broker-assisted cashless exercise or exercises by any other means that the Committee determines to be consistent with the purpose of the Plan and as permitted pursuant to applicable law.

      A performance share is a contingent right to receive a pre-determined number of shares or their cash value if certain performance goals are met. The value of performance shares will depend on the degree to which the specified performance goals are achieved, but are generally based on the value of Stock. Payment of earned performance shares will be made within the time determined by the Committee after the end of the measurement period for the performance share. The Committee may, in its discretion, pay earned performance shares in cash, or Stock or other property, or a combination of both.

      The amount of payments made to a participant will be the value of the performance share for the level of performance achieved multiplied by the number of performance shares earned by the participant. Prior to the beginning of each measurement period for the performance share, participants may elect to defer the receipt of the performance share payout on terms acceptable to the Committee.

      Grants of performance-based awards pursuant to the Plan enable the Committee to treat performance share awards granted pursuant to the Plan (other than stock options) as “performance-based compensation” pursuant to Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code only applies to those employees who are “covered employees,” as defined in Section 162(m) of the Code, only covered employees are eligible to receive performance share awards (other than stock options) that are intended to satisfy the requirements to be performance-based awards.

      Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Amendment and Termination

      The Committee, subject to approval of the Board, may terminate, amend, or modify the Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the Plans, to permit the Committee to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In no event may an award be granted pursuant to the Plan on or after the tenth anniversary of the date the stockholders approve the Plan.

Federal Income Tax Consequences

      A participant receiving, nonqualified stock options, performance shares, or performance-based awards will not recognize taxable income at the time of grant. At the time the nonqualified stock option is exercised or performance shares or performance-based awards are paid, as the case may be, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for such award and the fair market value of the Stock or other property or amount received on the date of exercise or payment. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

      A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

Change in Control

      In the event of a Change in Control (as defined) of the Company in which awards made pursuant to the Plan are converted, assumed or replaced by a successor, and upon termination of a Participant’s employment with the Company without cause within 18 months following such Change in Control, all of such Participant’s outstanding awards will become fully exercisable and all restrictions on awards will lapse. If a Change of Control occurs and the outstanding awards under the Plan are not converted, assumed or replaced by a successor, all outstanding awards will become fully exercisable and all restrictions on awards will lapse.

New Plan Benefits

      No awards will be granted pursuant to the Plan until it is approved by the Company’s stockholders. In addition, awards are subject to the discretion of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Plan or the benefits that would have been received by such participants if the Plan had been in effect in the year ended December 31, 2002.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADOPTION OF THE SWIFT TRANSPORTATION CO., INC. 2003 STOCK INCENTIVE PLAN, AND THE ACCOMPANYING PROXY WILL BE SO VOTED, UNLESS A CONTRARY INSTRUCTION IS GIVEN.

STOCKHOLDER PROPOSAL RELATING TO SEPARATION OF

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
(PROPOSAL NO. 3)

      The Teamster Affiliates Pension Plan, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, the owner of 40,100 shares of Common Stock, has advised us that it plans to introduce the following resolution at the Annual Meeting:

RESOLVED

      The shareholders of Swift Transportation Company, Inc. (“Swift” or “the Company”) urge the Board of Directors (the “Board”) to amend the by-laws to require that an independent director who has not served as chief executive of the Company serve as Board chair. Implementation will be deferred until the date of the 2004 Annual Meeting of Shareholders.

SUPPORTING STATEMENT

      We believe that the primary purpose of the Board — highlighted by the recent accounting and corporate governance scandals — is to protect shareholders’ interests by providing independent oversight of management, including the Chief Executive Officer (CEO). A clear delineation between the roles of Chair and CEO promotes greater accountability to Swift’s shareholders.

      Swift buys tractors, sells them to Interstate Equipment Leasing, Inc., a company 100% owned by Swift CEO, Jerry Moyes. Interstate leases the tractors to owner/operators. Swift Transportation then pays Moyes’ Interstate to run a portion of Swift’s fleet operation.

•	Swift contracts with Swift Aviation Services, a corporation wholly-owned by Jerry Moyes.

•	Swift provides transportation and other services to Moyes-controlled and/or-owned corporate entities, including Central Freight and Simon Transportation.

      Corporate governance experts question how one person serving as both Chairman and CEO can effectively monitor and evaluate his/her own performance.(1) The National Association of Corporate Directors (NACD) has recommended that Boards designate an independent director as chair or lead director to evaluate CEO and board chair functions.(2)

      We believe that separating the positions of Chairman and CEO enhances independent Board leadership at the Company. Institutional investors understand that a strong, objective board leader can best provide the necessary oversight of management. For example, CalPERS’ Corporate Governance Core Principles and Guidelines state that, “the independence of a majority of the Board is not enough,” that “the leadership of the board must embrace independence and it must ultimately change the way in which directors interact with management.”(3) CalSTRS states that it “favors a non-executive chair of the Board.”(4) According to OMERS Proxy Voting Guidelines, “it is inappropriate for one person to serve as Chair and Chief Executive Officer.”(5) Both the Ethical Funds(6) and Domini Social Investments(7) Proxy Voting Guidelines call for a strong independent director as Board Chair to represent the interests of shareholders.

      We believe that an independent Chair frees the CEO to attend to other responsibilities.

      We urge fellow shareholders to vote FOR this proposal.

(1)	Commission on Public Trust and Private Enterprise, Finding and Recommendations, The Conference Board, p. 19 (2003).

(2)	“Recommendation from the National Association of Corporate Directors.” 3/1/02. Updated 5/1/02, p. A-92. www.nyse.com/pdfs/corp a89.pdf.

(3)	U.S. Corporate Governance Core Principles and Guidelines, California Public Employees Retirement System, Section III, A(2) (1998).

(4)	Teachers’ Retirement Board, “Enron-Related Corporate Governance Issues,” 3/6/02. Executive Summary, p. 2.

(5)	Omers Proxy Voting Guidelines. www.omers.com/investments/proxyvoting guidelines/ A7.htm.

(6)	Ethical Funds® Proxy Voting Guidelines, 2002, p. 6.

(7)	Proxy Voting Guidelines & Shareholder Activism, Proxy Season 2002, 7th Edition, p. 25.

BOARD OF DIRECTORS’ OPPOSING STATEMENT

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST APPROVAL OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

      The Board of Directors believes that the proposal is not in the best interest of the Company or its stockholders. The Board believes the Company is best served by having one person, Mr. Moyes, serve as Chairman of the Board, President and Chief Executive Officer, acting as a bridge between the Board and the operating organization and providing critical leadership for strategic initiatives.

      Board independence and oversight of management is maintained effectively through the composition of the Board. If Mr. Goldman and Mr. Jensen are elected to the Board at the Annual Meeting, four of the eight directors will be independent directors. The Chairman has no greater nor lesser vote on matters considered by the Board than any other director. A principal role of the Chairman is to propose the general agenda for board meetings from among the many issues facing the Company on a day-to-day basis. As a result, the President and Chief Executive Officer is in the best position to develop this agenda. Although the agenda provides a framework for discussion, it does not limit consideration of other matters by the Board.

      The responsibilities of the various independent committees of the Board also serve as an objective means of performing management oversight, and further make a non-executive Chairman unnecessary. The Compensation Committee of the Board includes three independent directors. The Compensation Committee, as detailed in its report appearing elsewhere in this proxy statement, reviews and evaluates the performance of all executive officers of the Company, including the President and Chief Executive Officer, and reports to the

Board. In addition, the Audit Committee, which is comprised of three independent directors, oversees the Company’s accounting and financial reporting practices. These committees comprised of independent directors serve to represent and protect the best interests of the Company’s shareholders.

      Directors of the Company, including the Chairman, are bound by state law imposed fiduciary obligations to serve the best interests of the stockholders. Separating the offices of Chairman and President and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company.

      Furthermore, the compounded annual growth rate of the Company’s Common Stock since its initial public offering in June 1990 through December 2002 is 21%. Over that same period of time the Dow Jones Industrial Average compounded annual growth rate was 9%. The role of Chairman, President and Chief Executive Officer has been combined during this entire period.

      The Board believes that the interests of the Company and its stockholders are best served at this time through the experienced leadership and ability for decisive action afforded by a full-time Chairman, President and Chief Executive Officer, subject to oversight by the Company’s independent directors.

      FOR THE REASONS OUTLINED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST APPROVAL OF THIS PROPOSAL, AND THE ACCOMPANYING PROXY WILL BE SO VOTED, UNLESS A CONTRARY INSTRUCTION IS GIVEN.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      The principal independent public accounting firm utilized by Swift during the fiscal year ended December 31, 2002 was KPMG LLP, independent certified public accountants. It is presently contemplated that KPMG LLP will be retained as the principal accounting firm to be utilized by Swift during the current fiscal year. A representative of KPMG LLP will attend the annual meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if KPMG LLP so desires.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

      The aggregate fees billed to Swift by KPMG LLP for each of the last two fiscal years for professional services rendered for the audit of Swift’s annual financial statements for fiscal year 2002 and the reviews of the financial statements included in Swift’s Forms 10-Q was $310,000 and $502,081 for fiscal years 2002 and 2001, respectively.

Audit-Related Fees

      The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and are not reported in the preceding paragraph were $114,470 and $413,217 for fiscal years 2002 and 2001, respectively.

Tax Fees

      The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $25,415 and $285,607 for fiscal years 2002 and 2001, respectively.

Other Fees

      The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for products and services provided, other than the services reported in the preceding three paragraphs, were $0 for fiscal years 2002 and 2001.

      After consideration, the Swift audit committee has concluded that the provision of non-audit services by KPMG LLP to Swift is compatible with maintaining the independence of KPMG LLP.

STOCKHOLDER PROPOSALS AND NOMINATIONS

      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals for the 2004 Annual Meeting must be received at the principal executive offices of Swift by December 24, 2003 to be considered for inclusion in our proxy materials relating to such meeting.

      If you wish to nominate directors for election at the 2004 Annual Meeting of Stockholders or to submit a proposal that is not intended to be included in our proxy materials relating to such meeting, our Bylaws require that:

•	You notify the Corporate Secretary in writing no later than January 22, 2004, which is 120 days prior to the anniversary date of the 2003 Annual Meeting.

•	Your notice to the Corporate Secretary contain the specific information set forth in our Bylaws.

•	You be a stockholder of record at the time you deliver your notice to the Corporate Secretary and be entitled to vote at the meeting of stockholders to which such notice relates.

      A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC’s requirements to have your proposal included in our proxy materials.

      All proposals and nominations should be sent to Swift Transportation Co., Inc., 2200 South 75th Avenue, Phoenix, Arizona 85043, Attention: Corporate Secretary.

OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to Swift will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

SWIFT TRANSPORTATION CO., INC.

/s/ JERRY MOYES

Jerry Moyes
Chairman of the Board, President and Chief Executive Officer

April 18, 2003

ANNEX A

SWIFT TRANSPORTATION CO., INC.

2003 STOCK INCENTIVE PLAN

ARTICLE 1

PURPOSE

      1.1 General. The purpose of the Swift Transportation Co., Inc. 2003 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Swift Transportation Co., Inc. (the “Company”) by linking the personal interests of employees, officers, and executives of the Company and any Subsidiary, to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, and executives of the Company upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

EFFECTIVE AND EXPIRATION DATE

      2.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

      2.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3

DEFINITIONS AND CONSTRUCTION

      3.1 Definitions. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Performance Share Award, or Performance-Based Award granted to a Participant pursuant to the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means (except as otherwise provided in an Award Agreement) that the Board, in its reasonable and good faith discretion, has determined that a Participant (i) has been convicted of any crime that materially discredits the Company or is materially detrimental to the reputation or goodwill of the Company, (ii) has committed any material act of fraud or dishonesty against the Company, or an immoral or unethical act that materially reflects negatively on the Company, or has engaged in willful misconduct; provided that the Participant shall first have been provided with written notice of the claim against him or her under this provision, or (iii) has materially breached any employment agreement with the Company.

(e) “Change of Control” means and includes each of the following (subject to (3) below):

any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than an employee benefit plan of the Company, or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the Company’s then outstanding voting securities carrying the right to vote in elections of persons to the Board, regardless of comparative voting power of such voting securities, and regardless of whether or not the Board shall have approved the acquisition of such securities by the acquiring person; or

the holders of securities of the Company entitled to vote thereon approve the following:

(A) a merger or consolidation of the Company with any other corporation regardless of which entity is the surviving company, other than a merger or consolidation which would result in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of (a) the Company’s then outstanding voting securities carrying the right to vote in elections of persons to the Board, or (b) the voting securities of such surviving entity outstanding immediately after such merger or consolidation; or

(B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the definition of a “Change in Control” of the Company as set forth above, the Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the committee of the Board described in Article 4.

(h) “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(i) “Disability” means, for purposes of this Plan, that the Participant qualifies to receive long term disability payments under the Company’s long term disability insurance program, as it may be amended from time to time.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on NASDAQ (or on any national securities exchange on which the Stock is then listed) for that date or, if no such prices are reported for that date, the closing price on the next preceding date for which such price is reported.

(l) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(m) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(n) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(o) “Option” means a right granted to a Participant pursuant to Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Participant” means a person who, as an employee, officer, or executive of the Company or any Subsidiary, has been granted an Award pursuant to the Plan.

(q) “Performance-Based Awards” means the Performance Share Awards granted to selected Covered Employees pursuant to Article 8, but which are subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code.

(r) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(s) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(t) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(u) “Performance Share” means a right granted to a Participant pursuant to Article 8, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(v) “Plan” means this Swift Transportation Co., Inc. 2003 Stock Incentive Plan, as amended.

(w) “Stock” means the common stock of the Company described in the Company’s Certificate of Incorporation and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

(x) “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 4

ADMINISTRATION

      4.1 Committee. The Plan shall be administered by a Committee appointed by the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” pursuant to Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Board does not appoint a Committee.

      4.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

      4.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

      4.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

      5.1 Number of Shares. Subject to adjustment provided in Article 11, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 5,000,000.

      5.2 Lapsed or Assumed Awards. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of stock tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan.

      5.3 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      5.4 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during the Company’s fiscal year shall be 1,000,000.

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

          6.1 Eligibility.

(a) General. Persons eligible to participate in this Plan include all employees, officers, and executives of the Company or a Subsidiary, as determined by the Committee.

(b) Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

      6.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 7

STOCK OPTIONS

      7.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years, provided that in the case of a Non-Qualified Stock Option, such Option shall be exercisable for one year after the date of the Participant’s death. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment is terminated for Cause.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

      7.2 Incentive Stock Options. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.2:

(a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b) Exercise. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) Lapse of Option. An Incentive Stock Option shall lapse pursuant to the following circumstances.

      The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

      The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

      If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the scheduled termination date of the Option; or (ii) 12 months after the date of the Participant’s termination of employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8

PERFORMANCE SHARES

      8.1 Grant of Performance Shares. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

      8.2 Right to Payment. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. Subject to the terms of the Plan, the Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

      8.3 Other Terms. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in a written Performance Share Award Agreement. Unless otherwise provided in an Award Agreement, Performance Shares will lapse immediately if a Participant’s employment is terminated for Cause.

ARTICLE 9

PERFORMANCE-BASED AWARDS

      9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify the Performance Share Awards pursuant to Article 8 as “performance-based compensation” pursuant to Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Article 8.

      9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 9. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

      9.3 Discretion of Committee With Respect to Performance Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof. Unless otherwise provided in an Award Agreement, Performance-Based Awards will be forfeited if a Participant’s employment is terminated for Cause.

      9.4 Payment of Performance Awards. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

      9.5 Maximum Award Payable. The maximum Performance-Based Award payable to any one Participant pursuant to the Plan for a Performance Period is 1,000,000 shares of Stock, or in the event the

Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying 1,000,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

      10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      10.2 Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, provided that the Committee may not reduce the exercise price of any previously-granted Option without shareholder approval.

      10.3 Term of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

      10.4 Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, promissory note, Stock held for more than six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

      10.5 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

      10.6 Beneficiaries. Notwithstanding Section 10.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      10.7 Stock Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

      10.8 Acceleration Upon a Change of Control. If a Change of Control occurs, Awards are converted, assumed, or replaced by a successor, and the Participant’s employment with the Company is terminated without Cause within 18 months following the date of the Change of Control, all outstanding Awards shall become fully exercisable. If a Change of Control occurs and Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall become fully exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

      11.1 Shares Available for Grant. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards, the number of shares of Stock subject to any Award, and any numeric limitation expressed in the Plan shall be appropriately adjusted by the Committee.

      11.2 Outstanding Awards — Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

      11.3 Outstanding Awards — Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

      11.4 Outstanding Awards — Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

      11.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 12

AMENDMENT, MODIFICATION, AND TERMINATION

      12.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (ii) shareholder approval is required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (B) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (C) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant.

      12.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 13

GENERAL PROVISIONS

      13.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

      13.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

      13.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent, a Participant may elect to (i) have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (ii) tender previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.

      13.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

      13.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      13.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      13.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

      13.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

      13.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      13.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

      13.11 Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

      13.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      13.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SWIFT TRANSPORTATION CO., INC.

     The undersigned hereby appoints Jerry Moyes and Gary R. Enzor, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Swift Transportation Co., Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 22, 2003 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

     - Detach here from proxy voting card. -

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1 and 2.

	FOR	WITHHELD
FOR ALL
ITEM 1- Election of Director Nominees:	☐	☐

01 Earl H. Scudder, Jr. 02 David Goldman 03 Dale M. Jensen

Withheld for the nominees you list below:
(Write that nominee’s name in the space provided below.)

	FOR	AGAINST	ABSTAIN
ITEM 2- APPROVAL OF ADOPTION OF 2003 STOCK INCENTIVE PLAN	☐	☐	☐

WILL
ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐

The Board of Directors recommends a vote AGAINST Item 3.

	FOR	AGAINST	ABSTAIN
ITEM 3-STOCKHOLDER PROPOSAL-SEPARATION OF CHAIRMAN AND CEO	☐	☐	☐

Please disregard if you have previously provided your consent decision	☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsiblity.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- Detach here from proxy voting card -

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/swft		1-800-4350-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on
the internet at: http://www.swifttrans.com